Exhibit B



                             JOINT FILING AGREEMENT

     This Agreement is filed as an exhibit to Schedule 13G/A being filed by Potomac Capital Management LLC, Potomac Capital Management Inc., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G/A to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G/A and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


     Dated: February 28, 2006


                                         POTOMAC CAPITAL MANAGEMENT LLC

                                         By:   /s/ Paul J. Solit
                                               ------------------------------
                                               Paul J. Solit, Managing Member

                                         POTOMAC CAPITAL MANAGEMENT INC.

                                         By:   /s/ Paul J. Solit
                                               ------------------------------
                                               Paul J. Solit, President


                                         PAUL J. SOLIT

                                         By:   /s/ Paul J. Solit
                                               ------------------------------
                                               Paul J. Solit